[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND EXCHANGE COMMISSION  PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.18

SECOND AMENDMENT TO

COLLABORATION AGREEMENT

This Second Amendment to Collaboration Agreement (“Amendment”) is entered into as of July 6, 2001 (“Amendment Date”) by and between Rigel Pharmaceuticals, Inc., a Delaware corporation (“Rigel”) having offices at 240 East Grand Avenue, South San Francisco, CA 94080, and Novartis Pharma AG, a Swiss corporation (“Novartis”) having offices at Lichtstrasse 35, CH-4058, Basel, Switzerland. Rigel and Novartis are referred to herein collectively as the “Parties,” and each individually as a “Party.”

Recitals

Whereas, Rigel has, as of the Amendment Date, conducted significant research regarding the role of endothelial cell function in angiogenesis (some of which research Rigel has conducted pursuant to a collaborative program with Cell Genesys, Inc., a Delaware corporation (“Cell Genesys”), and has substantial expertise in the discovery of intracellular target molecules that modulate human disease states, which expertise is applicable to further research on endothelial cell function in angiogenesis;

Whereas, Novartis is engaged in the research, development, marketing and manufacture of pharmaceutical compounds useful in treating or preventing human diseases and conditions, including diseases and conditions which may affect or be affected by angiogenesis, and therefore desires to have access to the results of Rigel’s research up to the Amendment Date in such area, as well as to cooperate with Rigel and employ Rigel technology to pursue further research in such area;

Whereas, Rigel and Novartis are parties to that certain Collaboration Agreement dated May 26, 1999 as amended by a First Amendment dated 18 May, 2001 (referred to as the “Collaboration Agreement”) pursuant to which Novartis may have access to up to five (5) collaborative research projects with Rigel, as more completely described in the Collaboration Agreement, and in connection with research surrounding such process that Rigel has ongoing under its collaboration with Cell Genesys in order to benefit from the synergies and efficiencies of a combined research program;

Whereas, the Parties wish to conduct their further research regarding endothelial cell function in angiogenesis as a Joint Project within the framework of their existing collaboration pursuant to the Collaboration Agreement;

Whereas, the Parties have, as of the Amendment Date, initiated three (3) collaborative projects pursuant to the Collaboration Agreement, of which two (2) have been Joint Projects (as defined by the Collaboration Agreement) and one (1) has been an At-Novartis Projects (as defined by the Collaboration Agreement);

Whereas,  the Collaboration Agreement provides for the Parties to conduct a maximum of three (3) At-Novartis Projects; and

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Whereas, the Parties wish to amend the Collaboration Agreement as provided herein to accommodate conducting a collaborative project relating to endothelial cell function in angiogenesis as a Joint Project pursuant to the Collaboration Agreement in conjunction and consistent with Rigel’s research for and responsibilities to Cell Genesys, as well as to provide for Rigel to be compensated for its prior work outside the scope of the Collaboration Agreement in such area of research.

Now, Therefore, in consideration of the foregoing and the covenants and promises contained in this Amendment, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1          Terms Defined in Collaboration Agreement.  Any initially capitalized terms not otherwise defined herein shall have the meanings given in the Collaboration Agreement.

1.2          Additional Defined Terms.  As used herein and in the Collaboration Agreement, the following terms shall have the following meanings:

(a)           “Angiogenesis Project” shall mean the Program of Research directed to the identification of Novel Validated Targets involved in endothelial cell function as part of the angiogenesis process, as such Program of Research is more fully described in Exhibit A.

(b)           “CG Agreement” shall mean that certain License and Research Agreement made effective by and between Rigel and Cell Genesys as of September 2, 1999, as first amended and restated by such parties on March 26, 2001 and subsequently amended and restated by such parties effective July 1, 2001, a partially redacted copy of the signed CG Agreement being appended to this Amendment as Exhibit C.

(c)           “Novel Validated Angiogenesis Project Target” shall mean a Novel Validated Target identified in the Angiogenesis Project.

1.3          Research Period. The Collaboration Agreement is hereby amended to replace the definition of “Research Period” in its entirety with the following:

““Research Period” shall mean, for each Joint Project and At-Novartis Project other than the Angiogenesis Project, five years commencing as of the corresponding Commencement Date, subject to earlier termination as permitted hereby.

With respect to the Angiogenesis Project, the Research Period shall mean three (3) years after its Commencement Date.”

ARTICLE 2

NUMBER OF PROJECTS; ANGIOGENESIS PROJECT; RIGHTS IN NOVEL

VALIDATED ANGIOGENESIS TARGETS

2.1          Number of Projects.  The Collaboration Agreement is hereby amended to replace the text of Section 2.1 thereof in its entirety with the following:

“Novartis may have access to up to five (5) Programs of Research of which at least three (3) will be Joint Projects and no more than two (2) will be At-Novartis Projects.”

2.2          Angiogenesis Project.  The Collaboration Agreement is hereby amended to insert, after Section 2.5 thereof, a Section 2.6 entitled “Angiogenesis Project” having the following as its text:

“The Program of Research constituting the Angiogenesis Project is as described at Exhibit A to this Second Amendment. The Angiogenesis Project shall be conducted as a Joint Project as provided in Section 4.1 of the Agreement and is one of the Programs of Research referred to in Section 2.1 of the Agreement; provided, that Novartis acknowledges that the Program of Research for the Angiogenesis Project may describe, and the Angiogenesis Project may therefore include, research that is also covered by the CG Agreement.  The number of FTEs for each of the first three years of the Angiogenesis Project are set forth in Exhibit B, row B-4.”

2.3          Discretionary Termination of Research Period: Section 4.5.1 of the Collaboration Agreement is hereby amended to insert the phrase “if applicable” immediately after the phrases “given Joint Project” and “such Joint Project” in the sixth and eighth lines, respectively, of such Section.

2.4          Exclusivity Term: Section 5.2 of the Collaboration Agreement is hereby amended to insert the phrase “and, with respect to the Angiogenesis Project only, subject furthermore to the provisions of the CG Agreement,” immediately after the phrase “and subject to the provisions of Section 5.5,” in the third line of such Section.

2.5          Novel Validated Angiogenesis Project Target.  A new Section 6.5 shall be added to the Collaboration Agreement with the following as its text:

“Novel Validated Angiogenesis Project Target.  The Parties recognize and acknowledge that as a part of Rigel’s ongoing relationship with Cell Genesys in the angiogenesis field, Rigel has certain obligations and has granted certain rights to Cell Genesys that are each described and defined in the CG Agreement. Such rights of Cell Genesys may include without limitation (i) the nonexclusive right to use Novel Validated Angiogenesis Targets to research and develop Therapeutic Candidates (within the meaning of such term as defined and used in the CG Agreement); and (ii) pursuant to Section 2.2(b)(i) of the CG Agreement, the “royalty-free, exclusive, worldwide license, with the right to grant and authorize sublicenses, under any Information and intellectual property created by Rigel (solely or jointly with Novartis) under the Novartis Angiogenesis Collaboration, to make, have made, use, sell, offer for sale and import Therapeutic Candidates within the CG Program Field”.  The rights with respect to Novel Validated Angiogenesis Targets and Project Technology granted Novartis pursuant to the Collaboration Agreement and this Amendment are hereby made subject to any conflicting rights granted Cell Genesys pursuant to the CG Agreement solely to the extent of the conflict with such rights of Cell Genesys.”

ARTICLE 3

FINANCIAL TERMS

3.1          Milestone Payments to Rigel. Novartis will pay Rigel Milestone Payments in respect of achievements in the Angiogenesis Project in the amounts and upon the events specified in Section 7.2 of the Collaboration Agreement.

3.2          Access Payment.

(a)           Section 7.3 of the Collaboration Agreement is hereby amended to insert the phrase “other than the Angiogenesis Project” immediately after the phrase “each Joint Project” in the second line of such Section.

(b)           Novartis shall pay Rigel a project access fee in relation to the Angiogenesis Project of four million dollars ($4,000,000) within thirty (30) days after the receipt of an invoice from Rigel on or after the Amendment Date.

3.3          Extension Fee. The Extension Fee payable by Novartis to extend the Exclusivity Term with respect to any Novel Validated Angiogenesis Project Target shall be as specified (with respect to any Novel Validated Target) pursuant to Section 7.5 of the Collaboration Agreement.

3.4          Research Support of Angiogenesis Project. The Collaboration Agreement is hereby amended by replacing Exhibit B thereto with the amended and restated Exhibit B appended to this Amendment.

ARTICLE 4

CONFIDENTIALITY

4.1          The following Section 10.2.3 shall be added to the Collaboration Agreement:

“Novartis is aware and authorizes that Rigel may disclose to Cell Genesys under the CG Agreement Confidential Information generated by Rigel solely or jointly with Novartis under the Angiogenesis Project, such Confidential Information to be used by Cell Genesys exclusively as provided in the CG Agreement.”

ARTICLE 5

MISCELLANEOUS

5.1          This Amendment shall become effective upon the Amendment Date and will form an integral part of the Collaboration Agreement.

5.2          Except as expressly amended hereby, all clauses of the Collaboration Agreement shall remain unchanged in full force and effect.

5.3          This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the Parties hereto have duly executed this Second Amendment.

Rigel Pharmaceuticals, Inc.		Novartis Pharma AG

By:	/s/ Raul R. Rodriguez	By:	/s/ J. Heim

Name:	Raul R. Rodriguez	Name:	J. Heim

Title:	Vice President, Business Development	Title:	Sr. Scientific Expert MCB

EXHIBIT A

Angiogenesis Project

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Exhibit B

Exhibit B to the Collaboration Agreement shall be deleted and replaced in its entirety with the following:

“EXHIBIT B

Project	Number of Rigel FTEs	Commencement Date	Type of Project
B-1: T-Cell Project	12	Effective Date	Joint Project
B-2: B-Cell Project	12	August 24, 1999	Joint Project
B-3: Epithelial Cell Project	n.a.	January 1, 2000	At-Novartis Project
B-4: Angiogenesis Project	12 in first and second year after Commencement Date 8 in third year after Commencement Date	Amendment Date	Joint Project

EXHIBIT C

RIGEL-CELL GENESYS AGREEMENT (Redacted)

See Exhibit 10.19 to Rigel Pharmaceuticals, Inc.’s Quarterly Report on Form 10Q for the quarter ended September 30, 2001

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.